EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated April 13, 2004, with respect to the financial statements of Chanticleer Holdings, Inc. (formerly Tulvine Systems, Inc.) as of December 31, 2003, in the Annual Report (Form 10-KSB) of Chanticleer Holdings, Inc. for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission.


/s/ Guest & Company, P.C.

Tulsa, Oklahoma
March 28, 2006




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